UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

                                   October 9, 2003
                Date of Report (Date of earliest event reported)

                            Certified Services, Inc.
               (Exact name of Registrant as specified in charter)

      Nevada                          0-31527                 88-0444079
(State or other jurisdiction      (Commission File          (IRS. Employer
  of incorporation)                   Number)           Identification Number)

        5101 N.W. 21st Avenue, Suite 350, Fort Lauderdale, Florida 33309
                (Address of principal executive office)         (Zip Code)

        Registrant's telephone number including area code:   (954) 677-0202

Item 5.  Other Events and Regulation FD Disclosure.

         On October 9, 2003, The Cura Group, Inc., an operating subsidiary of the Registrant ("Cura"), was served with a summons and complaint, motion for preliminary injunction and emergency motion for temporary restraining order in an action entitled Continental Casualty Company, et al. v. The Cura Group, Inc. The action was commenced in the United States District Court, Southern District of Florida. The plaintiffs allege that Cura breached its obligation under a workers' compensation policy in providing letters of credit in the face amount of $37,708,000 and demand Cura reconstitute the collateral provided under such policy. The Registrant and Cura deny the claims and intend to pursue any and all legal remedies available in defending these claims.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 20, 2003

                                            CERTIFIED SERVICES, INC.

                                            By: /s/ Danny L. Pixler

                                            --------------------------
                                            Name: Danny L. Pixler
                                            Title:  President, CEO